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                                  EXHIBIT 10-13

                               CLOSING CERTIFICATE

         Pursuant to Section 5.04H. of that certain Note Purchase Agreement, dated as of May 24, 2004 (the "PURCHASE AGREEMENT"), by and among GBC Liquidating Corp., a New York corporation (the "SELLER"), and St. Paul Associates, LLC, a New York limited liability company (the "BUYER"), the undersigned does hereby certify, for and on behalf of Seller and in its name, as follows:

         1. Each of the representations and warranties of Seller contained in the Purchase Agreement are true and correct in all material respects as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof (other than any representation or warranty that is expressly made as of a specified date, which was true and correct in all material respects as of such specified date), except for such misrepresentations and inaccurate warranties as will not singly, or in the aggregate, be reasonably expected to have a material adverse effect on the Seller.

         2. Seller has performed in all material respects all the obligations to be performed by it prior to the date hereof.

         IN WITNESS WHEREOF, Seller has caused this Certificate to be executed, for and on its behalf and in its name, by the undersigned on and as of this 24th day of May, 2004.

                                               GBC LIQUIDATING CORP.

                                               By: /s/ Steven M. Morse
                                               Name: Steven M. Morse
                                               Title: Vice President & CFO